      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 2003

                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 GADZOOKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  TEXAS                                   74-2261048
       (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)                Identification Number)

        4121 INTERNATIONAL PARKWAY
            CARROLLTON, TEXAS                               75007
          (Address of Principal                           (Zip Code)
           Executive Offices)


                                 GADZOOKS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plans)

                              GERALD R. SZCZEPANSKI
                                 GADZOOKS, INC.
                           4121 INTERNATIONAL PARKWAY
                             CARROLLTON, TEXAS 75007
                     (Name and address of agent for service)

                                 (972) 307-5555
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE


                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
     TITLE OF EACH CLASS OF          AMOUNT TO BE         OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION
   SECURITIES TO BE REGISTERED      REGISTERED (1)        PER SHARE (2)              PRICE (2)              FEE
================================== ================== ======================= ======================== ===============
Common Stock, $0.01 par
value............................       150,000               $5.75                  $862,500               $70
================================== ================== ======================= ======================== ===============

 (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Stock Purchase Plan and an indeterminate number of additional shares that may hereafter become issuable as a result of the adjustment provisions of the Plans.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and calculated on the basis of the average of the high and low sales prices of the common stock of Gadzooks, Inc. on June 20, 2003, as reported by the Nasdaq National Market.

                             ----------------------

STATEMENT OF INCORPORATION BY REFERENCE.

         This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which Registration Statements on Form S-8 have been filed and become effective. Accordingly, pursuant to General Instruction E of Form S-8 promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statements on Form S-8 (Nos. 333-12097 and 333-60869), filed with the Securities and Exchange Commission on September 16, 1996 and August 7, 1998, respectively, related to the 1995 Non-Employee Director Stock Option Plan and the Registration Statements on Form S-8 (Nos. 333-50639 and 333-48350) filed with the SEC on April 21, 1998 and October 20, 2000, respectively, related to the Employee Stock Purchase Plan, are hereby incorporated by reference with respect to the information required pursuant to this Registration Statement on Form S-8.

FOURTH AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

         The Fourth Amendment to the Employee Stock Purchase Plan increases the maximum aggregate number of shares reserved for issuance from 110,000 shares to 160,000 shares. A copy of the Fourth Amendment to the Employee Stock Purchase Plan is attached to this Registration Statement as Exhibit 4.9.

SECOND AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         The Second Amendment to the 1995 Non-Employee Director Stock Option Plan (i) increases the number of shares available for issuance under the plan from 100,000 shares to 200,000 shares, (ii) increases the number of shares for which options will be granted to newly-elected or appointed non-employee directors from 5,000 shares to 15,000 shares, and (iii) provides a one-time grant of an option to purchase 10,000 shares to each incumbent non-employee director on June 17, 2003. A copy of the Second Amendment to the 1995 Non-Employee Director Stock Option Plan is attached to this Registration Statement as Exhibit 4.12.

EXHIBITS.

         See Index to Exhibits incorporated herein by reference.


            [The remainder of this page is intentionally left blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas on June 25, 2003.


                                   GADZOOKS, INC.

                                   By: /s/ Gerald R. Szczepanski
                                       ---------------------------
                                       Gerald R. Szczepanski
                                       Chairman of the Board and Chief Executive
                                       Officer


         The undersigned directors and officers of Gadzooks, Inc. hereby constitute and appoint Gerald R. Szczepanski and James A. Motley and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                                        Title                                   Date
            ---------                                        -----                                   ----
 /s/ Gerald R. Szczepanski                    Chairman of the Board and Chief Executive           June 25, 2003
--------------------------                    Officer (Principal Executive Officer)
Gerald R. Szczepanski


 /s/ James A. Motley                          Vice President, Chief Financial Officer and         June 25, 2003
--------------------                          Secretary (Principal Financial and
James A. Motley                               Accounting Officer)


 /s/ Lawrence H. Titus, Jr.                   Director                                            June 25, 2003
---------------------------
Lawrence H. Titus, Jr.


 /s/ G. Michael Machens                       Director                                            June 25, 2003
-----------------------
G. Michael Machens


 Robert E.M. Nourse                           Director                                            June 25, 2003
-------------------
Robert E.M. Nourse


 /s/ Ron G. Stegall                           Director                                            June 25, 2003
-------------------
Ron G. Stegall


 /s/ William C. Bousquette                    Director                                            June 25, 2003
--------------------------
William C. Bousquette


 /s/ Carolyn Greer Gigli                      Director                                            June 25, 2003
------------------------
Carolyn Greer Gigli

                                INDEX TO EXHIBITS

       Exhibit
        Number                                         Description of Exhibits
        ------                                         -----------------------
        4.1             Second Restated Articles of Incorporation of the Company (filed as Exhibit 4.1 to the
                        Company's Form S-8 (No. 33-98038) filed with the Commission on October 12, 1995 and incorporated herein by reference).

        4.2             Amended and Restated Bylaws of the Company (filed as Exhibit 4.2 to the Company's Form S-8
                        (No. 33-98038) filed with the Commission on October 12, 1995 and incorporated herein by reference).

        4.3             First Amendment to the Amended and Restated Bylaws of the Company (filed as Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 2, 1997 filed with the Commission on September 16, 1997 and incorporated herein by reference).

        4.4             Specimen Certificate for shares of Common Stock, $.01 par value, of the Company (filed as
                        Exhibit 4.1 to the Company's Amendment No. 2 to Form S-1 (No. 33-95090) filed with the
                        Commission on September 8, 1995 and incorporated herein by reference).

        4.5             Gadzooks, Inc. Employee Stock Purchase Plan (filed as Exhibit 4.5 to the Company's
                        Registration Statement on Form S-8 filed with the Commission on April 21, 1998 and incorporated herein by reference).

        4.6             Amendment No. 1 to the Gadzooks, Inc. Employee Stock Purchase Plan dated as of March 30,
                        2000 (filed as Exhibit 4.12 to the Company's Registration Statement on Form S-8 filed with the Commission on October 20, 2000 and incorporated herein by reference).

        4.7*            Amendment No. 2 to the Gadzooks, Inc. Employee Stock Purchase Plan dated as of November 29,
                        2001.

        4.8*            Amendment No. 3 to the Gadzooks, Inc. Employee Stock Purchase Plan dated as of April 23,
                        2002.

        4.9*            Amendment No. 4 to the Gadzooks, Inc. Employee Stock Purchase Plan dated as of June 17,
                        2003.

        4.10            Gadzooks, Inc. 1995 Non-Employee Director Stock Option Plan (filed as Exhibit 10.10 to the
                        Company's Registration Statement on Form S-1 (No. 333-00196) filed with the Commission on
                        January 9, 1996 and incorporated herein by reference).

        4.11            Amendment No. 1 to the Gadzooks, Inc. 1995 Non-Employee Director Stock Option Plan (filed as Exhibit 4.10 to the Company's Registration Statement on Form S-8 filed with the
                        Commission on August 7, 1998 and incorporated herein by reference).

        4.12*           Amendment No. 2 to the Gadzooks, Inc. 1995 Non-Employee Director Stock Option Plan.

        5.1*            Opinion of Akin Gump Strauss Hauer & Feld LLP.

       23.1*            Consent of PricewaterhouseCoopers LLP.

       23.2*            Consent of Akin Gump Strauss Hauer & Feld LLP (included in its opinion filed as Exhibit 5.1 hereto).

       24.1*            Power of Attorney (included on signature page of this Registration Statement).

---------------
*  Filed herewith